EXHIBIT 99.1

DISCOVER FINANCIAL SERVICES TO TAKE INVESTMENT-RELATED

WRITE DOWN OF UP TO $19 MILLION AFTER TAX

Riverwoods, IL, May 29, 2008 – Discover Financial Services (NYSE: DFS) announced today that in the quarter ending May 31, 2008, it expects to partially write down a previously disclosed investment in the asset-backed commercial paper notes of Golden Key U.S. LLC, which had invested in U.S. mortgage-backed securities. The estimated charge will range from $18 million to $31 million pretax, or $11 million to $19 million after tax. Discover currently has no other investments of this type.

The company’s original investment in the notes was $120.1 million and it recorded an $11.4 million write down of the investment in the quarter ended Nov. 30, 2007. The company expects that the investment will be restructured by the issuer in the third or fourth quarter of 2008. A restructuring or further deterioration in market conditions could result in further impairment.

The original investment of $120.1 million represented approximately 1 percent of the company’s cash and cash equivalents and investment securities, which totaled $9.2 billion as of Feb. 29, 2008.

About Discover Financial Services

Discover Financial Services (NYSE: DFS) is a leading credit card issuer and electronic payment services company with one of the most recognized brands in U.S. financial services. The company operates the Discover Card, America’s cash rewards pioneer. Since its inception in 1986, the company has become one of the largest card issuers in the United States. Its payments businesses consist of the Discover Network, with millions of merchant and cash access locations, and PULSE, one of the nation’s leading ATM/debit networks. For more information, visit www.discoverfinancial.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. These forward-looking statements speak only as of the date of this press release, and there is no undertaking to update or revise them as more information becomes available. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the actions and initiatives of current and potential competitors; our ability to manage credit risks and securitize our receivables at acceptable rates; changes in economic variables, such as the number and size of personal bankruptcy filings, the rate of unemployment and the levels of consumer confidence and consumer debt; the level and volatility of equity prices, commodity prices and interest rates, currency values, investments, other market fluctuations and other market indices; the availability and cost of funding and capital; access to U.S. debt and deposit markets; losses in our investment portfolio; the ability to increase or sustain Discover Card usage or attract new cardmembers and introduce new products and services; our ability to attract new merchants and maintain relationships with current merchants; material security breaches of key systems; unforeseen and catastrophic events; our reputation; the potential effects of technological changes; the effect of political, economic and market conditions and geopolitical events; unanticipated developments relating to lawsuits, investigations or similar matters; the impact of current, pending and future legislation, regulation and regulatory and legal actions; our ability to attract and retain employees; the ability to protect our intellectual property; the impact of our separation from Morgan Stanley; the impact of any potential future acquisitions; investor sentiment; and the restrictions on our operations resulting from indebtedness incurred during our separation from Morgan Stanley. Additional factors that could cause the company’s results to differ materially from those described in the forward-looking statements can be found in the company’s annual report on Form 10-K, filed with the SEC and available at the SEC’s internet site (http://www.sec.gov).

CONTACTS:

Investors

Craig Streem

Vice President, Investor Relations

224-405-3575

Media

Leslie Sutton

Director, Public Relations

224-405-3965